Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:	Timothy A. Bonang,
Manager of Investor Relations
(617) 796-8149
www.fivestarqualitycare.com

Five Star

Results for the Periods Ended June 30, 2006

____________________________________

Newton, MA (August 4, 2006). Five Star Quality Care, Inc. (AMEX: FVE) today announced its financial results for the periods ended June 30, 2006.

Results for the quarter ended June 30, 2006:

Loss from continuing operations was $86.1 million for the quarter ended June 30, 2006, compared to income from continuing operations of $2.2 million for the same period in 2005. (Loss) income from continuing operations per share for the quarters ended June 30, 2006 and 2005 was $(2.78) and $0.18, respectively.

During the second quarter of 2006, Five Star terminated 10 management agreements with Sunrise Senior Living, Inc. (NYSE: SRZ) and recognized a related termination charge of $89.8 million. Without this charge, Five Star would have reported income from continuing operations and income per share from continuing operations in the second quarter of 2006 of $3.8 million and $0.12, respectively. We believe these adjusted amounts are a meaningful disclosure that may help shareholders to understand better our results of operations for the second quarter of 2006. (See page 6 of the Supplemental Information attached hereto for a reconciliation of these adjusted amounts.)

Results for the six months ended June 30, 2006:

The loss from continuing operations was $83.2 million for the six months ended June 30, 2006, compared to income from continuing operations of $4.5 million for the same period in 2005. (Loss) income from continuing operations per share for the six months ended June 30, 2006 and 2005 was $(3.26) and $0.37, respectively. Without the charge related to the termination of the 10 Sunrise management agreements, Five Star would have reported income from continuing operations and income per share from continuing operations for the six months ended June 30, 2006 of $6.6 million and $0.26, respectively. We believe these adjusted amounts are a meaningful disclosure that may help shareholders to understand better our results of operations for the six months ended June 30, 2006. (See page 6 of the Supplemental Information attached hereto for a reconciliation of these adjusted amounts.)

Occupancy and Average Daily Rate:

Five Star’s total occupancy for the quarter ended June 30, 2006 was 91%, compared to 90% for the same period in 2005. Occupancy for communities that Five Star has operated continuously since April 1, 2005 was 91% for the quarter ended June 30, 2006, compared to 90% for the same period in 2005.

The average daily rate for the quarter ended June 30, 2006 was $132, compared to $124 for the same period in 2005. The average daily rate for communities that Five Star has operated continuously since April 1, 2005 was $129 for the quarter ended June 30, 2006, compared to $123 for same period in 2005.

Conference Call:

On Friday, August 4, 2006 at 11:00 a.m. Eastern Time, Evrett W. Benton, president and chief executive officer, and Bruce J. Mackey Jr., treasurer and chief financial officer, will host a conference call to discuss the financial results for the periods ended June 30, 2006. Following the Company’s remarks, there will be a question and answer period.

The conference call telephone number is (800) 765-0709. Participants calling from outside the United States and Canada should dial (913) 981-5564. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through Thursday, August 10, 2006. To hear the replay, dial (719) 457-0820. The replay pass code is 9141433.

A live audio webcast of the conference call will also be available in a listen only mode on the Company’s web site at www.fivestarqualitycare.com. Participants wanting to access the webcast should visit the Company’s web site about five minutes before the call. The archived webcast will be available for replay on the Company’s web site for about one week after the call.

About Five Star Quality Care, Inc.:

Five Star Quality Care, Inc. is a healthcare services company which operates senior living communities. Five Star owns and leases 151 communities with over 16,800 separate living units located in 27 states. These communities include independent living, assisted living and skilled nursing communities. Five Star also operates five institutional pharmacies, one of which also provides mail order pharmaceuticals to the general public. Five Star is headquartered in Newton, Massachusetts.

Supplemental Information, page 1of 6

FIVE STAR QUALITY CARE, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(dollars in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,

	2006	2005	2006	2005

Revenues:
Net revenues from residents	$ 183,604	$ 171,301	$ 365,398	$ 340,795
Pharmacy revenue	13,065	7,100	24,410	12,356

Total revenues	196,669	178,401	389,808	353,151

Operating expenses:
Wages and benefits	95,285	86,247	186,961	174,326
Other operating expenses	45,856	44,798	94,420	85,735
Pharmacy expenses	12,407	6,427	23,189	11,451
Management fee to Sunrise Senior Living, Inc. (“Sunrise”)	2,854	5,620	6,392	11,240
Termination expense for certain Sunrise management agreements	89,833	-	89,833	-
Rent expense	26,402	24,277	52,563	48,460
General and administrative	7,734	6,093	14,635	12,702
Depreciation and amortization	2,291	1,862	4,561	3,384

Total operating expenses	282,662	175,324	472,554	347,298

Operating (loss) income	(85,993)	3,077	(82,746)	5,853
Interest and other income	816	320	1,140	566
Interest expense	(875)	(1,166)	(1,633)	(1,860)

(Loss) income from continuing operations before income taxes	(86,052)	2,231	(83,239)	4,559
Provision for income taxes	-	38	-	73

(Loss) income from continuing operations	(86,052)	2,193	(83,239)	4,486
Loss from discontinued operations	(1,139)	(1,026)	(2,293)	(2,066)

Net (loss) income	$ (87,191)	$ 1,167	$ (85,532)	$ 2,420

Weighted average shares outstanding	30,982	12,227	25,551	12,219

Basic and diluted (loss) income per share from:
Continuing operations	$ (2.78)	$ 0.18	$ (3.26)	$ 0.37
Discontinued operations	(0.04)	(0.08)	(0.09)	(0.17)

Net (loss) income per share	$ (2.82)	$ 0.10	$ (3.35)	$ 0.20

EBITDA(1):
Net (loss) income	$ (87,191)	$ 1,167	$ (85,532)	$ 2,420
Add: income taxes	-	38	-	73
Add: depreciation and amortization	2,291	1,862	4,561	3,384
Add: interest expense	875	1,166	1,633	1,860
Add: loss from discontinued operations	1,139	1,026	2,293	2,066
Less: interest and other income	(816)	(320)	(1,140)	(566)

EBITDA(1)	$ (83,702)	$ 4,939	$ (78,185)	$ 9,237

(1)

We consider earnings before interest, taxes, depreciation and amortization, or EBITDA, to be an indicative measure of our operating performance. EBITDA is also useful in measuring our ability to service debt, fund capital expenditures and expand our business. We believe that EBITDA is a meaningful disclosure that may help shareholders to understand better our financial performance, including comparing our performance to other companies. However, EBITDA as presented may not be comparable to amounts calculated by other companies. This information should not be considered as an alternative to net income, income from continuing operations, operating profit, cash flow from operations, or any other operating or liquidity performance measure prescribed by accounting principles generally accepted in the United States of America.

Supplemental Information, page 2 of 6

FIVE STAR QUALITY CARE, INC.

SELECTED BALANCE SHEET DATA

(dollars in thousands)

	At June 30,	At December 31,
	2006	2005

Assets
Current assets:
Cash and cash equivalents	$ 23,576	$ 16,729
Accounts receivable, net of reserve	46,340	46,124
Prepaid expenses and other current assets	41,890	32,027

Total current assets	111,806	94,880

Property and equipment, net	102,050	96,743
Other long term assets	38,478	37,317

Total assets	$ 252,334	$ 228,940

Liabilities and Shareholders’ Equity
Current liabilities	$ 83,889	$ 89,968
Long term liabilities	27,049	25,465
Mortgage notes payable, long term	44,423	44,703
Shareholders’ equity: 31,580,934 and 20,060,934 shares issued and outstanding at June 30, 2006 and December 31, 2005, respectively	96,973	68,804

Total liabilities and shareholders’ equity	$ 252,334	$ 228,940

Supplemental Information, page 3 of 6

FIVE STAR QUALITY CARE, INC.

COMMUNITY OPERATING DATA

(dollars in thousands, except average daily rate)

	Three months ended June 30,		Six months ended June 30,

	2006	2005	2006	2005

No. of communities (end of period)	151	151	151	151
No. of living units (end of period)	16,810	16,810	16,810	16,810

Occupancy	91%	90%	91%	90%
Average daily rate (ADR)	$ 132	$ 124	$ 132	$ 124
ADR % growth	6%	--	6%	--

Percent breakdown of net revenues from residents:
Medicare	15%	15%	15%	15%
Medicaid	19%	19%	19%	19%
Private	66%	66%	66%	66%

Total	100%	100%	100%	100%

Net revenues from residents	$ 183,604	$ 171,301	$ 365,398	$ 340,795
Net revenues from residents % growth	7%	--	7%	--

Community expenses (1)	$ 141,141	$ 131,045	$ 281,381	$ 260,061
Community expenses (1) as a % of net revenues from residents	77%	76%	77%	76%

(1)	Community expenses equals wages and benefits and other operating expenses as shown on our consolidated statement of income.

Supplemental Information, page 4 of 6

FIVE STAR QUALITY CARE, INC.

SAME STORE COMMUNITY OPERATING DATA

(dollars in thousands, except average daily rate)

	Three months ended June 30,(1)		Six months ended June 30,(2)

	2006	2005	2006	2005

No. of communities (end of period)	145	145	144	144
No. of living units (end of period)	16,192	16,192	16,128	16,128

Occupancy	91%	90%	91%	90%
Average daily rate (ADR)	$ 129	$ 123	$ 128	$ 124
ADR % growth	5%	--	3%	--

Percent breakdown of net revenues from residents:
Medicare	15%	15%	15%	15%
Medicaid	19%	19%	19%	19%
Private	66%	66%	66%	66%

Total	100%	100%	100%	100%

Net revenues from residents	$ 179,382	$ 169,712	$ 355,737	$ 338,637
Net revenues from residents % growth	6%	--	5%	--

Community expenses (3)	$ 137,514	$ 130,188	$ 273,240	$ 258,837
Community expenses (3) % growth	6%	--	6%	--

(1)	Communities that we operated continuously since April 1, 2005.
(2)	Communities that we operated continuously since January 1, 2005.
(3)	Community expenses equals wages and benefits and other operating expenses.

Supplemental Information, page 5 of 6

FIVE STAR QUALITY CARE, INC.

OTHER OPERATING DATA

(dollars in thousands)

	Three months ended June 30,		Six months ended June 30,

	2006	2005	2006	2005

No. of Communities (1) (end of period):
Assisted living & independent living communities	102	102	102	102
Skilled nursing communities	49	49	49	49

Total no. of communities	151	151	151	151

No. of living units (end of period):
Assisted living & independent living units	12,403	12,403	12,403	12,403
Skilled nursing units	4,407	4,407	4,407	4,407

Total no. of living units	16,810	16,810	16,810	16,810

Net revenues from residents
Assisted living & independent living communities	$ 123,682	$ 113,802	$ 245,523	$ 225,303
Skilled nursing communities	59,599	57,193	119,114	114,909
Other (2)	323	306	761	583

Total net revenues from residents	$ 183,604	$ 171,301	$ 365,398	$ 340,795

(1) Communities are categorized by the type of living units which constitute a majority (or plurality) of the total living units at each community.

(2) Other net revenues from residents relates primarily to rehabilitation and other specialty service revenues.

Supplemental Information, page 6 of 6

Reconciliation of Income from Continuing Operations excluding Termination Charges to Loss from Continuing Operations for the three and six months ended June 30, 2006 (dollars in thousands, except per share data):

	Three months ended June 30,		Six months ended June 30,

	Amount	Per Share	Amount	Per Share

Income from continuing operations excluding termination charges (1)	$3,781	$0.12	$6,594	$0.26

Termination expense for certain Sunrise management agreements	(89,833)		(89,833)

Loss from continuing operations	$ (86,052)	$ (2.78)	$ (83,239)	$ (3.26)

(1)

We believe these adjusted amounts are a meaningful disclosure that may help shareholders to understand better our results of operations for the three and six months ended June 30, 2006. This information should not be considered as an alternative to income (loss) from continuing operations or income (loss) from continuing operations per share or any other operating or performance measure prescribed by accounting principles generally accepted in the United States of America.